Exhibit 99.1

QuinStreet Reports Financial Results for Its Second Quarter of Fiscal 2014

Foster City, CA — February 4, 2014 — QuinStreet, Inc. (NASDAQ: QNST), a leading Internet performance marketing company, today announced its financial results for its fiscal second quarter ended December 31, 2013.

The Company reported revenue of $66.1 million and adjusted EBITDA of $6.5 million, or 10% of revenue.

For the quarter, adjusted net income was $3.0 million, or $0.07 per diluted share, and GAAP net loss was $44 million, or $1.01 per share. Adjusted net income excludes stock-based compensation expense, amortization of intangible assets and tax valuation allowance, net of estimated tax.

The Company generated $6.5 million in operating cash flow and closed the quarter with $122 million in cash and marketable securities and $37 million in net cash.

Reconciliations of adjusted net income to net loss and adjusted EBITDA to net loss are included in the accompanying tables.

“We continue to focus on diversifying our products, media and markets to drive future growth. We are making good progress in those efforts while maintaining a strong balance sheet, profitability and cash flow,” commented Doug Valenti, QuinStreet CEO. “Revenue last quarter was slightly below the outlook we provided, due primarily to unexpected changes in client budgets at year end. EBITDA margin was in line with our outlook. For the March quarter, we expect revenue in the range of $68 to $72 million, with an adjusted EBITDA margin of approximately 10%. We remain in a period of transition, navigating familiar challenges while investing aggressively in initiatives that are fast-growing but still early in their impact and scale. I am excited to report that our full range of new products in auto insurance will launch this quarter, which should allow us to stabilize and more quickly re-scale that business. I have met with major clients in auto insurance who have confirmed their strong interest. We expect to see much more meaningful contributions from those products in our fiscal fourth quarter.”

Conference Call Today at 2:00 p.m. PT

QuinStreet will host a conference call and corresponding live webcast at 2:00 p.m. PT today. To access the conference call, dial 1-866-240-0819 for the U.S. and Canada and 1-973-200-3360 for international callers. The webcast will be available live on the investor relations section of the Company’s website at http://investor.quinstreet.com, and via replay beginning approximately two hours after the completion of the call until the Company’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 5:00 p.m. PT on February 4, 2014 by dialing 1-855-859-2056 in the U.S. and Canada, or 1-404-537-3406 for international callers, using passcode 33242918#. This press release, the financial tables, as well as other supplemental financial information are also available on the investor relations section of the Company’s website at http://investor.quinstreet.com.

Non-GAAP Financial Measures

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income and adjusted diluted net income per share, all of which are non-GAAP financial measures that are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” refers to a financial measure that we define as net (loss) income less provision for taxes, depreciation expense, amortization expense, stock-based compensation expense, interest and other income (expense), net, and impairment of goodwill. The term “adjusted net income” refers to a financial measure that we define as net (loss) income adjusted for amortization expense, stock-based compensation expense, impairment of goodwill and tax valuation allowance, net of estimated taxes. The term “adjusted diluted net income per share” refers to a financial measure that we define as adjusted net income divided by weighted average diluted shares outstanding. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income and adjusted diluted net income per share may not be comparable to the definitions as reported by other companies.

We believe adjusted EBITDA, adjusted net income and adjusted diluted net income per share are relevant and useful information because they provide us and investors with additional measurements to analyze the Company’s operating performance.

Adjusted EBITDA is part of our internal management reporting and planning process and one of the primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. Adjusted EBITDA is useful to us and investors because it provides information related to the Company’s ability to provide cash flow for acquisitions, capital expenditures and working capital requirements. Internally, adjusted EBITDA is used by management for planning purposes, including preparation of internal budgets; to allocate resources; to evaluate the effectiveness of operational strategies; and to evaluate the Company’s capacity to fund acquisitions and capital expenditures as well as the capacity to service debt. Adjusted EBITDA is used as a key financial metric in senior management’s annual incentive compensation program. The Company believes that analysts and investors use adjusted EBITDA as a supplemental measurement to evaluate the overall operating performance of companies in its industry and use adjusted EBITDA multiples as a metric for analyzing company valuations. It is also an element of certain maintenance covenants under our debt agreements.

Adjusted net income and adjusted diluted net income per share are useful to us and investors because they present an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses (stock-based compensation, amortization of intangible assets and impairment of goodwill). The Company believes that analysts and investors use adjusted net income and adjusted diluted net income per share as supplemental measures to evaluate the overall operating performance of companies in our industry.

We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Legal Notice Regarding Forward Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as “estimate”, “will,” “believe,” “intend”, “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the statements in quotations from management in this press release, as well as any statements regarding the Company’s anticipated financial results, growth and strategic and operational plans. The Company’s actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the Company’s ability to return to growth and profitability; the impact of changes in government regulation and industry standards; the Company’s ability to maintain and increase the number of visitors to its websites and to convert those visitors and those to its third-party publishers’ websites into client prospects in a cost-effective manner; the impact of the current economic climate on the Company’s business; the Company’s ability to access and monetize Internet users on mobile devices; the Company’s ability to attract and retain qualified executives and employees; the Company’s ability to compete effectively against others in the online marketing and media industry both for client budget and access to third-party media; the Company’s ability to identify and manage acquisitions; and the impact and costs of any alleged failure by the Company to comply with government regulations and industry standards. More information about potential factors that could affect the Company’s business and financial results is contained in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission (“SEC”). Additional information will also be set forth in the Company’s quarterly report on Form 10-Q for the quarter ended December 31, 2013, which will be filed with the SEC. The Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

About QuinStreet

QuinStreet, Inc. (Nasdaq:QNST) is one of the largest Internet performance marketing and media companies in the world. QuinStreet is committed to providing consumers and businesses with the information they need to research, find and select the products, services and brands that meet their needs. For more information, please visit www.QuinStreet.com.

Contact Information:

Erica Abrams

(415) 217-5864

erica@blueshirtgroup.com

QUINSTREET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31,	June 30,
	2013	2013
Assets
Current assets
Cash and cash equivalents	$83,247	$90,117
Marketable securities	39,243	37,847
Accounts receivable, net	35,072	38,391
Deferred tax assets	981	6,753
Prepaid expenses and other assets	5,136	4,623

Total current assets	163,679	177,731

Property and equipment, net	10,866	9,707
Goodwill	151,092	150,456
Other intangible assets, net	40,819	50,486
Deferred tax assets, noncurrent	5,828	40,289
Other assets, noncurrent	937	878

Total assets	$373,221	$429,547

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$17,890	$18,722
Accrued liabilities	22,233	30,903
Deferred revenue	1,222	1,638
Debt	16,008	15,428

Total current liabilities	57,353	66,691

Deferred revenue, noncurrent	17	239
Debt, noncurrent	69,445	77,249
Other liabilities, noncurrent	6,263	6,473

Total liabilities	133,078	150,652

Stockholders’ equity
Common stock	43	43
Additional paid-in capital	233,188	226,857
Accumulated other comprehensive loss	(1,127)	(1,012)
Retained earnings	8,039	53,007

Total stockholders’ equity	240,143	278,895

Total liabilities and stockholders’ equity	$373,221	$429,547

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2013	2012	2013	2012
Net revenue	$66,145	$71,751	$143,106	$150,377
Cost of revenue (1)	56,116	61,712	119,708	126,902

Gross profit	10,029	10,039	23,398	23,475
Operating expenses: (1)
Product development	4,776	4,504	9,935	9,397
Sales and marketing	3,659	3,496	7,815	7,187
General and administrative	4,411	4,019	8,545	7,945
Impairment of goodwill	—	92,350	—	92,350

Operating loss	(2,817)	(94,330)	(2,897)	(93,404)
Interest income	27	28	54	56
Interest expense	(976)	(1,354)	(2,002)	(2,366)
Other (expense) income, net	(29)	(4)	(48)	42

Loss before income taxes	(3,795)	(95,660)	(4,893)	(95,672)
(Provision for) benefit from taxes	(40,234)	32,169	(40,075)	32,044

Net loss	$(44,029)	$(63,491)	$(44,968)	$(63,628)

Net loss per share
Basic	$(1.01)	$(1.48)	$(1.04)	$(1.49)

Diluted	$(1.01)	$(1.48)	$(1.04)	$(1.49)

Weighted average shares used in computing net loss per share
Basic	43,420	42,777	43,268	42,795
Diluted	43,420	42,777	43,268	42,795

(1)	Cost of revenue and operating expenses include stock-based compensation expense as follows:

Cost of revenue	$721	$963	$1,595	$1,886
Product development	610	698	1,342	1,391
Sales and marketing	598	858	1,368	1,623
General and administrative	697	510	1,356	899

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2013	2012	2013	2012

Cash Flows from Operating Activities
Net loss	$(44,029)	$(63,491)	$(44,968)	$(63,628)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	6,668	10,179	13,344	18,458
Impairment of goodwill	—	92,350	—	92,350
Provision for sales returns and doubtful accounts receivable	32	(152)	(243)	(468)
Stock-based compensation	2,626	3,029	5,661	5,799
Excess tax benefits from stock-based compensation	(213)	(26)	(309)	(50)
Other non-cash adjustments, net	249	533	538	608
Changes in assets and liabilities, net of effects of acquisition:
Accounts receivable	5,216	3,868	3,562	12,191
Prepaid expenses and other assets	(1,172)	(4,606)	(513)	(4,615)
Other assets, noncurrent	27	50	(59)	107
Deferred taxes	40,371	(28,914)	40,393	(28,914)
Accounts payable	(2,352)	(1,541)	(196)	(4,295)
Accrued liabilities	(557)	276	(5,861)	(5,650)
Deferred revenue	(199)	(289)	(638)	(598)
Other liabilities, noncurrent	(208)	2	(370)	344

Net cash provided by operating activities	6,459	11,268	10,341	21,639

Cash Flows from Investing Activities
Capital expenditures	(2,989)	(530)	(4,179)	(821)
Business acquisition	(875)	—	(875)	—
Other intangibles	(2,597)	(2,500)	(2,692)	(2,500)
Internal software development costs	(547)	(606)	(1,204)	(1,257)
Purchases of marketable securities	(10,258)	(13,569)	(23,236)	(28,431)
Proceeds from sales and maturities of marketable securities	9,127	12,959	21,345	25,108

Net cash used in investing activities	(8,139)	(4,246)	(10,841)	(7,901)

Cash Flows from Financing Activities
Proceeds from exercise of common stock options	934	33	1,927	269
Principal payments on bank debt	(2,500)	(1,250)	(5,000)	(2,500)
Principal payments on acquisition-related notes payable	(1,714)	(1,904)	(2,237)	(5,472)
Excess tax benefits from stock-based compensation	213	26	309	50
Withholding taxes related to restricted stock net share settlement	(289)	(47)	(1,328)	(148)
Repurchases of common stock	—	—	—	(6,157)

Net cash used in financing activities	(3,356)	(3,142)	(6,329)	(13,958)

Effect of exchange rate changes on cash and cash equivalents	(12)	(5)	(41)	12
Net (decrease) increase in cash and cash equivalents	(5,048)	3,875	(6,870)	(208)
Cash and cash equivalents at beginning of period	88,295	64,448	90,117	68,531

Cash and cash equivalents at end of period	$83,247	$68,323	$83,247	$68,323

QUINSTREET, INC.

RECONCILIATION OF NET LOSS TO

ADJUSTED NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2013	2012	2013	2012
Net loss	$(44,029)	$(63,491)	$(44,968)	$(63,628)
Amortization of intangible assets	5,021	8,805	10,157	15,681
Stock-based compensation	2,626	3,029	5,661	5,799
Impairment of goodwill	—	92,350	—	92,350
Tax valuation allowance	40,211	—	40,211	—
Tax impact of the above items	(828)	(35,201)	(3,708)	(38,485)

Adjusted net income	$3,001	$5,492	$7,353	$11,717

Adjusted diluted net income per share	$0.07	$0.13	$0.17	$0.27

Weighted average shares used in computing adjusted diluted net income per share	43,980	43,080	44,106	43,201

QUINSTREET, INC.

RECONCILIATION OF NET LOSS TO

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2013	2012	2013	2012
Net loss	$(44,029)	$(63,491)	$(44,968)	$(63,628)
Interest and other income (expense), net	978	1,331	1,996	2,269
Provision for (benefit from) taxes	40,234	(32,169)	40,075	(32,044)
Depreciation and amortization	6,668	10,179	13,344	18,458
Stock-based compensation	2,626	3,029	5,661	5,799
Impairment of goodwill	—	92,350	—	92,350

Adjusted EBITDA	$6,477	$11,229	$16,108	$23,204